Exhibit 5.1

July 17, 2018

Jones Soda Co.

66 South Hanford Street, Suite 150

Seattle, WA 98134

Ladies and Gentlemen:

We have acted as counsel to Jones Soda Co., a Washington corporation (the “Company”), with respect to the Company’s Registration Statement on Form S-1 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission on or about July 17, 2018, relating to the registration for resale, from time to time, under the Securities Act of 1933, as amended (the “Act”), by selling shareholders of up to an aggregate of 11,315,000 shares of common stock, no par value (the “Shares”).

We have examined such documents and such matters of fact and law as we deem necessary to render the opinions contained herein. In our examination, we have assumed, but have not independently verified, the genuineness of all signatures, the conformity to original documents of all documents submitted to us as certified, facsimile or other copies, and the authenticity of all such documents. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares have been duly authorized for issuance as fully-paid and non-assessable common stock of the Company.

The opinions expressed herein are limited to the Business Corporation Act of the State of Washington and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

It is understood that this opinion letter is to be used in connection with the resale of the Securities only while the Registration Statement is effective and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.

Very truly yours,

/s/ Baker & Hostetler LLP